Exhibit 99.1

                            TEXT OF PRESS RELEASE
                            ---------------------


              THE INTERGROUP CORPORATION SUBMITS APPLICATION
         TO TRANSFER LISTING OF COMMON STOCK TO NASDAQ CAPITAL MARKET


Los Angeles-October 20, 2006 - The InterGroup Corporation (NASDAQ: INTG) today announced that the Company submitted an application to The NASDAQ Stock Market, on October 17, 2006, to transfer the listing of its common stock from the Global Market tier to the Capital Market tier of The NASDAQ Stock Market. The submission of the transfer application was in response to a Nasdaq Staff Deficiency Letter received by the Company on October 2, 2006. The Company's trading symbol of "INTG" will remain the same. The Company's common stock is also listed on NYSE Arca (formerly the Pacific Exchange).

Statements in this release which are not historical facts are "forward looking statements" and "safe harbor statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company's public filings with the Securities and Exchange Commission.


CONTACT:

    for The InterGroup Corporation
    Michael G. Zybala, (310) 466-7961